___________________________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549


                          FORM 8-K


                        CURRENT REPORT


 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


               Date of Report:    April 10, 1996
               Date of earliest
                event reported:   March 27, 1996


                    Apple Computer, Inc.
   (Exact name of registrant as specified in its charter)


         California              0-10030      94-2404110
(State or other jurisdiction  (Commission File Number)   (I.R.S.
    of incorporation or                        Employer
       organization)                         Identificatio
                                                n No.)



        1 Infinite Loop, Cupertino, California 95014
          (Address of principal executive offices)


 Registrant's telephone number, including area code:   (408) 996-1010


                       Not Applicable
(Former name or former address, if changed since last report.)
                   Exhibit Index on Page 3

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          Item 5.   Other Events.

      (i) Reference is made to the press release issued to the public by the registrant on March 27, 1996, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.

      (ii) Reference is made to the short-term borrowings of Apple Japan, Inc. and Apple Computer B.V., subsidiaries of the registrant, referred to in the registrant's Form 10-Q for the period ending December 31, 1995. All but a non-material amount of the referenced Apple Computer B.V. loan and Apple Japan, Inc. loans, have been extended or replaced with funding from other financial institutions, for periods with maturity dates ranging from June 28, 1996 to September 29, 1996. The remainder of these short-term borrowings were repaid at maturity.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (c)  Exhibits

               99.1 Text of press release dated March 27, 1996.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   APPLE COMPUTER, INC.



                                   By:
                                     Name:   Fred D. Anderson
                                     Title:  Executive Vice
                                   	     President and
                                             Chief Financial
                                             Officer



Date:  April 10, 1996
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                        EXHIBIT INDEX

Exhibit   Document                                     Page
99.1.     Text of Press Release dated March 27, 1996   4




































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Apple Chairman Gil Amelio Issues Statement On Second Quarter Outlook

    CUPERTINO, California--March 27, 1996--Following his first seven weeks as chairman and chief executive officer of Apple Computer,
Inc., Dr. Gilbert F. Amelio issued a statement today discussing his assessments of the Company's business situation and financial outlook for the second fiscal quarter which ends March 29, 1996.
    "After my first couple of months on the job, I feel that it's time for me to provide an update on Apple," said Dr. Amelio. "As has been widely noted, the market for personal computers is unsettled.
    "We find ourselves facing three major challenges. First, we anticipate that revenues and unit shipments will be substantially below the levels of last year's second quarter. Secondly, the slowdown in sales relative to our initial forecasts will
contribute to sizable charges related to inventory valuation adjustments. Finally, as we've mentioned before, we will incur significant restructuring charges in order to realign the company for the future.
    "These factors will contribute to an anticipated second fiscal quarter net after-tax loss of around $700 million, more than half of which will be related to inventory write-downs and about a quarter of which will be related to restructuring charges. The inventory write-downs and restructuring charges are critical first steps in orchestrating the comeback of the Company.
    "I'm confident at this point that I know what the problems are and that they are fixable. The strategic and operating plans we are currently developing will enable us to build upon Apple's
fundamental strengths and competitive position, reinforce our customer appeal, and realize the company's long-term earnings potential. We plan to aggressively address these issues and take the necessary corrective actions. We will begin to articulate our plans by early May.
    "I'd also like to add that I'm greatly encouraged by the
expressions of support I've received over the past two months from thousands of Apple customers, business partners, developers, and employees around the world who share our commitment to successfully meeting our current challenges and achieving a great future."
    The statements herein concerning second quarter results are
preliminary   and   are  based  on  partial  information   and   management
assumptions. Apple will be prepared to discuss details of its actual financial results when it issues its second quarter earnings during the third week of April.

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    Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. Potential risks and uncertainties include without limitation the effect of adverse publicity (including this announcement) on demand for the company's products; the effect of continued losses on the Company's liquidity; continued competitive pressures in the marketplace; the effect on inventory valuations of decreased demand and lowered prices; and the effect of any business restructuring actions. Further information on potential factors that could affect the company's financial results can be found in the company's Form 10-Q for its 1996 first quarter, filed with the SEC.

Apple Computer, Inc., a recognized innovator in the information industry and leader in multimedia technologies, creates powerful solutions based on easy-to-use personal computers, servers,
peripherals, software, online services, and personal digital assistants. Headquartered in Cupertino, California, Apple (NASDAQ: AAPL)
develops,   manufactures,   licenses  and  markets   solutions,   products,
technologies and services for business, education, consumer, entertainment, scientific and engineering and government customers in over 140 countries.

Press Contacts:
Nancy Paxton                             Lynne Keast
Apple Computer, Inc.                     Apple Computer, Inc.
(408) 974-5420                         (408) 974-5431
paxton1@applelink.apple.com           keast.l@applelink.apple.com

Gabi Schindler
Apple Computer, Inc.
(408) 974-6941
schindler.g@applelink.apple.com

Investor Relations Contacts:
Debbie VanOlst-Robinson                    Bill Slakey
Apple Computer, Inc.                          Apple Computer, Inc.
(408) 862-5590                              (408) 974-3488
devo@applelink.apple.com                      slakey1@applelink.apple.com

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